Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS

ITASCA, IL, January 25, 2005 — Gallagher today reported its financial results for fourth quarter and year ended December 31, 2004. A printer-friendly format is available at www.ajg.com.

Quarter Ended December 31

	Revenues			Net Earnings		Diluted Net Earnings Per Share
Segment	4th Q 04	4th Q 03	Chg	4th Q 04	4th Q 03	4th Q 04	4th Q 03
	($ in millions)			($ in millions)
Brokerage	$256.0	$235.4	9%	$41.5	$39.8	$0.44	$0.43
Risk Management	96.7	83.7	16%	13.5	8.1	0.14	0.09

Brokerage & Risk Management	352.7	319.1	11%	55.0	47.9	0.58	0.52

Financial Services	34.2	21.2	—	(5.9)	1.3	(0.06)	0.01
Impact of FIN 46	—	25.2	—	—	—	—	—

Total Company	$386.9	$365.5	6%	$49.1	$49.2	$0.52	$0.53

Year Ended December 31

	Revenues			Net Earnings		Diluted Net Earnings Per Share
Segment	Year 04	Year 03	Chg	Year 04	Year 03	Year 04	Year 03
	($ in millions)			($ in millions)
Brokerage	$926.4	$848.5	9%	$148.2	$130.2	$1.56	$1.40
Risk Management	372.6	321.7	16%	48.1	32.5	0.51	0.35

Brokerage & Risk Management	1,299.0	1,170.2	11%	196.3	162.7	2.07	1.75

Financial Services	111.4	47.2	—	(7.8)	(16.5)	(0.08)	(0.18)
Impact of FIN 46	69.9	46.4	—	—	—	—	—

Total Company	$1,480.3	$1,263.8	17%	$188.5	$146.2	$1.99	$1.57

“Despite the softening rates in the insurance marketplace and the disruptions in our industry resulting from the ongoing investigations by state attorneys general and other regulatory agencies, Gallagher had another strong year,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “On a combined basis, our Brokerage and Risk Management segments posted excellent results for the year:

•	18% growth in diluted net earnings per share,

•	11% growth in revenues, of which 6% is organic,

•	14% growth in pretax earnings, and

•	18% pretax margin, a 0.5 % improvement over 2003, despite margin drag of 0.3% related to expensing stock-based compensation, 0.3% related to foreign currency translation, 0.3% related to external Sarbanes-Oxley 404 implementation costs and 0.1% related to professional fees associated with recent insurance industry regulatory developments.”

(1 of 7)

Brokerage & Risk Management Segments Combined Fourth Quarter Highlights

•	12% growth in diluted net earnings per share.

•	11% growth in revenues, of which 3% is organic.

•	9% growth in pretax earnings.

•	19% pretax margin, despite margin drag of 0.5% related to external Sarbanes-Oxley 404 implementation costs, 0.5% related to professional fees associated with recent insurance industry regulatory developments, 0.5% related to increased amortization expense and 1.0% due to the compensation related matters discussed below in the Brokerage Segment Highlights.

Brokerage Segment Fourth Quarter Highlights

•	2% growth in diluted net earnings per share.

•	9% growth in revenues, of which -1% is organic.

•	20% pretax margin, despite margin drag of 0.6% related to external Sarbanes-Oxley 404 implementation costs, 0.6% related to professional fees associated with recent insurance industry regulatory developments, 0.6% related to increased amortization expense, and the compensation related items discussed below.

•	Fourth quarter 2004 compensation ratio was 3.6% higher than fourth quarter 2003. A significant portion of the increase results from foreign currency translation of 0.4%, one-time charges related to staffing changes made in Gallagher’s London operations of 1.1% and 0.3% related to compensation levels of acquired operations.

•	Closed five acquisitions and the pipeline remains strong.

•	Contingent commissions were $8.2 million in fourth quarter 2004 versus $7.9 million in fourth quarter 2003. As previously announced, Gallagher will not enter into any new volume-based or profit-based contingent commissions agreements as a retail broker effective January 1, 2005. Accordingly, it is expected that future contingent commission revenues could be substantially reduced.

Risk Management Segment Fourth Quarter Highlights

•	55% growth in diluted net earnings per share.

•	16% growth in revenues; 15% growth in fees, all of which is organic.

•	58% growth in pretax earnings.

•	18% pretax margin.

Financial Services Segment Highlights

•	During its third quarter conference call, Gallagher provided earnings guidance stating that the Financial Services Segment would report a loss of three to four cents per share in fourth quarter 2004. Actual results differed primarily because one Syn/Coal plant that generates installment sale gains was idle for approximately three weeks during the quarter due to equipment breakdowns and delays in the receipt of coal stock shipments.

•	Synthetic fuel production in 2004 was ahead of prior year, resulting in a 20% effective tax rate for the company in 2004 versus 24% in 2003.

•	Adoption of FIN 46 - In third quarter 2003, Gallagher adopted a new accounting pronouncement, FASB Interpretation No. 46 (FIN 46) - “Consolidation of Variable Interest Entities,” which required the company to consolidate one investment not previously consolidated because the company does not control the investment through a majority voting interest. Previously reported financial statements were not restated for the adoption of FIN 46. During third quarter 2004, Gallagher sold a portion of its interest in this investment, which eliminated the requirement to consolidate the investment under the FIN 46 rules. This investment is now accounted for using equity method accounting.

Legal Developments

As announced in its third quarter earnings conference call, in response to industry developments, Gallagher retained independent counsel to perform an internal review of certain of its business practices. Such independent counsel has completed its internal review and has found no evidence that Gallagher had engaged in any price fixing or bid rigging of the type alleged in the New York Attorney General ‘s October 14, 2004 complaint against Marsh & McLennan Companies, Inc. nor has it engaged in any improper tying arrangements. However, as part of insurance industry-wide investigations, Gallagher remains the subject of investigations and regulatory proceedings by authorities in fifteen states investigating certain of its business practices, including the receipt by Gallagher of contingent commissions. Gallagher is also a defendant in eight lawsuits brought by private litigants which relate to these practices. Gallagher cannot predict the outcome of these investigations, regulatory proceedings, and lawsuits, nor their effect upon Gallagher’s business or financial condition.

In addition, previously reported litigation involving synfuel technology reached the trial stage this month with a result expected in February 2005. The plaintiff seeks damages from Gallagher’s subsidiary, AJG Financial Services, Inc., in the amount of $140 million as well as a declaratory judgment that payments would be owing on future synfuel production through the end of 2007. AJG Financial Services, Inc. seeks damages in its counterclaim in the amount of $71 million. While management continues to believe the plaintiff’s claims lack merit, the outcome of this trial cannot be predicted.

(2 of 7)

The company will host a webcast conference call on Wednesday, January 26, 2005 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in eight countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded under the symbol “AJG” on the New York Stock Exchange.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the area of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

(3 of 7)

Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2004	4th Q Ended Dec 31, 2003	Year Ended Dec 31, 2004	Year Ended Dec 31, 2003
BROKERAGE SEGMENT

Commissions	$215.0	$202.9	$801.9	$746.2
Fees	45.7	40.4	152.4	135.5
Investment income - fiduciary	5.1	2.3	13.4	7.5

Gross revenues	265.8	245.6	967.7	889.2
Less brokerage	(9.8)	(10.2)	(41.3)	(40.7)

Revenues	256.0	235.4	926.4	848.5

Compensation	148.9	128.6	532.8	482.1
Operating	47.1	48.3	177.5	172.2
Depreciation	3.3	3.1	12.9	12.1
Amortization	4.9	3.0	18.1	9.8

Expenses	204.2	183.0	741.3	676.2

Earnings before income taxes	51.8	52.4	185.1	172.3
Provision for income taxes	10.3	12.6	36.9	42.1

Net earnings	$41.5	$39.8	$148.2	$130.2

Diluted net earnings per share	$0.44	$0.43	$1.56	$1.40
Growth - revenues	9%	10%	9%	15%
Organic growth in commissions and fees (1)	-1%	6%	2%	10%
Growth - pretax earnings	-1%	13%	7%	16%
Compensation expense ratio	56%	52%	55%	54%
Operating expense ratio	18%	20%	18%	19%
Pretax profit margin	20%	21%	19%	19%
Effective tax rate	20%	24%	20%	24%

RISK MANAGEMENT SEGMENT

Fees	$96.1	$83.4	$370.9	$320.7
Investment income - fiduciary	0.6	0.3	1.7	1.0

Revenues	96.7	83.7	372.6	321.7

Compensation	52.3	46.7	202.6	178.7
Operating	25.2	23.9	100.0	90.6
Depreciation	2.2	2.3	9.4	9.4
Amortization	0.1	0.1	0.4	0.1

Expenses	79.8	73.0	312.4	278.8

Earnings before income taxes	16.9	10.7	60.2	42.9
Provision for income taxes	3.4	2.6	12.1	10.4

Net earnings	$13.5	$8.1	$48.1	$32.5

Diluted net earnings per share	$0.14	$0.09	$0.51	$0.35
Growth - revenues	16%	16%	16%	14%
Organic growth in fees (1)	15%	16%	16%	14%
Growth - pretax earnings	58%	110%	40%	36%
Compensation expense ratio	54%	56%	55%	56%
Operating expense ratio	26%	29%	27%	28%
Pretax profit margin	18%	13%	16%	13%
Effective tax rate	20%	24%	20%	24%

BROKERAGE & RISK MANAGEMENT COMBINED

Commissions	$215.0	$202.9	$801.9	$746.2
Fees	141.8	123.8	523.3	456.2
Investment income - fiduciary	5.7	2.6	15.1	8.5

Gross revenues	362.5	329.3	1,340.3	1,210.9
Less brokerage	(9.8)	(10.2)	(41.3)	(40.7)

Revenues	352.7	319.1	1,299.0	1,170.2

Compensation	201.2	175.3	735.4	660.8
Operating	72.3	72.2	277.5	262.8
Depreciation	5.5	5.4	22.3	21.5
Amortization	5.0	3.1	18.5	9.9

Expenses	284.0	256.0	1,053.7	955.0

Earnings before income taxes	68.7	63.1	245.3	215.2
Provision for income taxes	13.7	15.2	49.0	52.5

Net earnings	$55.0	$47.9	$196.3	$162.7

Diluted net earnings per share	$0.58	$0.52	$2.07	$1.75
Growth - revenues	11%	12%	11%	15%
Organic growth in commissions and fees (1)	3%	9%	6%	12%
Growth - pretax earnings	9%	22%	14%	19%
Compensation expense ratio	56%	53%	55%	55%
Operating expense ratio	20%	22%	21%	22%
Pretax profit margin	19%	19%	18%	18%
Effective tax rate	20%	24%	20%	24%

See notes to fourth quarter 2004 earnings release and non-GAAP financial measures on page 6.

(4 of 7)

Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2004	4th Q Ended Dec 31, 2003	Year Ended Dec 31, 2004	Year Ended Dec 31, 2003
FINANCIAL SERVICES SEGMENT

Investment income	$33.3	$21.6	$103.3	$71.7
Impact of FIN 46 on investment income	—	25.2	69.9	46.4
Investment gains (losses)	0.9	(0.4)	8.1	(24.5)

Revenues	34.2	46.4	181.3	93.6

Investment expenses	36.0	15.6	101.9	53.7
Impact of FIN 46 on investment expenses	—	24.1	67.2	44.1
Interest	2.6	1.9	9.5	8.0
Depreciation	3.0	2.0	9.8	7.4
Impact of FIN 46 on depreciation expense	—	1.1	2.7	2.3

Expenses	41.6	44.7	191.1	115.5

Earnings (loss) before income taxes	(7.4)	1.7	(9.8)	(21.9)
Provision (benefit) for income taxes	(1.5)	0.4	(2.0)	(5.4)

Net earnings (loss)	$(5.9)	$1.3	$(7.8)	$(16.5)

Diluted net earnings (loss) per share	$(0.06)	$0.01	$(0.08)	$(0.18)

Consolidated Statement of Earnings
(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2004	4th Q Ended Dec 31, 2003	Year Ended Dec 31, 2004	Year Ended Dec 31, 2003
TOTAL COMPANY

Commissions	$215.0	$202.9	$801.9	$746.2
Fees	141.8	123.8	523.3	456.2
Investment income - fiduciary	5.7	2.6	15.1	8.5
Investment income - all other	33.3	46.8	173.2	118.1
Investment gains (losses)	0.9	(0.4)	8.1	(24.5)

Gross revenues	396.7	375.7	1,521.6	1,304.5
Less brokerage	(9.8)	(10.2)	(41.3)	(40.7)

Revenues	386.9	365.5	1,480.3	1,263.8

Compensation	201.2	175.3	735.4	660.8
Operating	72.3	72.2	277.5	262.8
Investment expenses	36.0	39.7	169.1	97.8
Interest	2.6	1.9	9.5	8.0
Depreciation	8.5	8.5	34.8	31.2
Amortization	5.0	3.1	18.5	9.9

Expenses	325.6	300.7	1,244.8	1,070.5

Earnings before income taxes	61.3	64.8	235.5	193.3
Provision for income taxes	12.2	15.6	47.0	47.1

Net earnings	$49.1	$49.2	$188.5	$146.2

Diluted net earnings per share	$0.52	$0.53	$1.99	$1.57

Dividends declared per share	$0.25	$0.18	$1.00	$0.72

Other Information
Diluted weighted average shares outstanding (000s)	94,827	93,570	94,546	93,292
Common shares repurchased (000s)	613	970	1,783	2,864
Annualized return on beginning tangible net worth (2)			48%	37%
Number of acquisitions closed	5	7	19	14
Workforce at end of period (includes acquisitions)			8,204	7,206

Earnings Before Investment (Gains) Losses, Depreciation, Amortization and Stock Compensation Expense (3)
Net earnings	$49.1	$49.2	$188.5	$146.2
Investment (gains) losses	(0.9)	0.4	(8.1)	24.5
Depreciation	8.5	8.5	34.8	31.2
Amortization	5.0	3.1	18.5	9.9
Amortization of deferred comp and restricted stock	2.7	2.2	10.0	7.6
Stock compensation expense	1.7	1.8	5.6	1.8
Tax effect	(3.4)	(3.8)	(12.2)	(18.3)

Earnings before investment (gains) losses, depreciation, amortization and stock compensation expense	$62.7	$61.4	$237.1	$202.9

On a diluted per share basis	$0.66	$0.66	$2.51	$2.17

See notes to fourth quarter 2004 earnings release and non-GAAP financial measures on page 6.

(5 of 7)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2004	Dec 31, 2003
Cash and cash equivalents	$224.6	$193.6
Restricted cash	488.9	437.6
Trading securities	—	5.0
Unconsolidated investments - current	26.0	26.9
Premiums and fees receivable	1,355.5	1,286.4
Other current assets	132.8	158.4

Total current assets	2,227.8	2,107.9

Unconsolidated investments - noncurrent	132.4	121.0
Fixed assets related to consolidated investments - net	195.6	205.2
Other fixed assets - net	63.4	61.0
Deferred income taxes	184.8	137.8
Other noncurrent assets	59.7	45.8
Goodwill - net	219.0	138.3
Amortizable intangible assets - net	155.2	84.6

Total assets	$3,237.9	$2,901.6

Premiums payable to insurance and reinsurance companies	$1,838.9	$1,743.5
Accrued compensation and other accrued liabilities	253.4	219.3
Unearned fees	35.0	27.3
Income taxes payable	24.8	24.3
Other current liabilities	18.6	16.0
Corporate related borrowings	—	—
Investment related borrowings - current	41.4	30.9

Total current liabilities	2,212.1	2,061.3

Investment related borrowings - noncurrent	140.0	122.1
Other noncurrent liabilities	124.8	99.1

Total liabilities	2,476.9	2,282.5

Stockholders’ equity:
Common stock - issued and outstanding	92.1	90.0
Capital in excess of par value	146.4	105.5
Retained earnings	539.0	442.3
Unearned deferred compensation	(12.2)	(9.6)
Unearned restricted stock	(4.3)	(9.1)

Total stockholders’ equity	761.0	619.1

Total liabilities and stockholders’ equity	$3,237.9	$2,901.6

Other Information
Tangible net worth (4)	$386.8	$396.2
Book value per share	$8.26	$6.88
Tangible book value per share (5)	$4.20	$4.40

Notes to Fourth Quarter 2004 Earnings Release and Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and/or fee revenues generated from the acquisitions accounted for as purchases and the net commission and/or fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year.

(2)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(3)	Represents net earnings before the after-tax effect of investment gains (losses), depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(4)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(5)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

(6 of 7)

Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

					December 31, 2004
	December 31, 2004		December 31, 2003		LOCs & Financial Guarantees	Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset Alliance Corporation (AAC)	$0.8	$46.7	$1.3	$49.8	$—	$—

Low income housing (LIH) developments:
Bridge loans	5.2	—	9.5	—	—	—
Partnership interests	—	1.5	—	3.1	—	—
LIH Developer	—	9.2	—	7.6	—	—

Alternative energy investments:
Owned partnership interests	0.9	19.1	1.5	28.3	4.4	0.2
Biogas project	—	14.7	—	—	—	—
Partnership interest installment sales	18.6	12.9	14.6	8.0	—	—

Bermuda insurance investments	—	20.4	—	20.4	6.7	—

Real estate, venture capital and other investments	0.5	7.9	—	3.8	—	2.0

Total unconsolidated investments	26.0	132.4	26.9	121.0	11.1	2.2

Non-recourse borrowings - Biogas project	(0.2)	(13.8)	—	—	—	—

Net unconsolidated investments	$25.8	$118.6	$26.9	$121.0	$11.1	$2.2

Consolidated Investment Summary

(Unaudited - in millions)

			December 31, 2004
	December 31, 2004	December 31, 2003	LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$101.3	$100.9	$—	$—
Accumulated depreciation	(15.8)	(13.2)	—	—
Non-recourse borrowings - current	(0.9)	(0.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(73.1)	(74.0)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	2.8	2.2	—	—

Net investment	11.3	12.1	—	—

Florida community development:
Fixed assets	60.3	56.0	—	—
Accumulated depreciation	(0.7)	—	—	—
Non-recourse borrowings - current	(17.9)	(10.7)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(0.1)	(0.2)	—	—
Recourse borrowings - noncurrent	(12.4)	(12.4)	—	—
Net other consolidated assets and liabilities	(2.4)	(3.6)	2.7	0.6

Net investment	9.8	12.1	2.7	0.6

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(14.1)	(10.5)	—	—
Non-recourse borrowings - current	(2.6)	(2.4)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(29.9)	(32.5)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	—	0.9	—	—

Net investment	5.2	7.3	—	—

Syn/Coal partnerships:
Fixed assets	15.6	35.2	—	—
Accumulated depreciation	(2.8)	(15.0)	—	—
Non-recourse borrowings - current	(2.8)	—	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(7.7)	—	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	1.6	0.6	—	—

Net investment	3.9	20.8	—	—

Total consolidated investments:
Fixed assets	229.0	243.9	—	—
Accumulated depreciation	(33.4)	(38.7)	—	—
Non-recourse borrowings - current	(24.2)	(13.9)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(110.8)	(106.7)	—	—
Recourse borrowings - noncurrent	(15.4)	(15.4)	—	—
Net other consolidated assets and liabilities	2.0	0.1	2.7	0.6

Net investment	$30.2	$52.3	$2.7	$0.6

(7 of 7)

# # #